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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K


                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported):      June 10, 2002







                                   LIBBEY INC.
             (Exact name of registrant as specified in its charter)


       Delaware                     1-12084                        34-1559357
(State of incorporation)    (Commission File Number)    (IRS Employer identification No.)

   300 Madison Avenue
       Toledo, Ohio                                             43604
(Address of principal executive offices)                      (Zip Code)


       Registrant's telephone number, including area code: (419) 325-2100







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ITEM 5. OTHER INFORMATION

     On June 10, 2002 Libbey Inc. (the "Company") through a press release announced that the Company has abandoned its proposed acquisition of the Anchor Hocking businesses of Newell Rubbermaid, Inc. In light of the challenge to the acquisition by the U.S. Federal Trade Commission (FTC) and after careful consideration of various alternatives, the company concluded that this decision was in the best interest of the parties. Consistent with acquisition-related costs identified in Libbey's Form 10-Q filed on May 15, 2002 for the first quarter of 2002, these costs total approximately $8 to $9 million after-tax, or $0.51 to $0.58 per diluted share, and will be written-off in the second quarter of 2002. The vast majority of related cash payments were made prior to March 31, 2002.

     (c) EXHIBITS

     Exhibit
        No.                       Description
        ---                       -----------

        99          Text of press release dated June 10, 2002.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         LIBBEY INC.
                                         Registrant



Date: June 12, 2002                      By:    /s/ Kenneth G. Wilkes
      ----------------------------           ----------------------------------
                                         Kenneth G. Wilkes
                                         Vice President, Chief Financial Officer
                                         (Principal Accounting Officer)




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                                  EXHIBIT INDEX


Exhibit No.                        Description                         Page No.
-----------                        -----------                         --------



    99              Text of press release dated June 10, 2002.           E-1